Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

[______], 2023

Sonoma Pharmaceuticals, Inc.

5445 Conestoga Court, Suite 150

Boulder, Colorado 80301

Attention: Amy Trombly, Chief Executive Officer

Dear Ms. Trombly:

This letter agreement (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim” or the “Placement Agent”) and Sonoma Pharmaceuticals, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), that Maxim shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, for the proposed placement to certain purchasers (the “Purchasers”) of up to an aggregate of [_____] share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The documents executed and delivered by the Company and the Purchasers in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Purchasers for each Share of Common Stock is $[__]. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

Notwithstanding anything herein to the contrary, in the event that the Placement Agent determines that any of the terms provided for hereunder do not comply with a rule of the Financial Industry Regulatory Authority (“FINRA”), including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Placement Agent to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than the terms of this Agreement.

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Shares pursuant to the Company’s Registration Statement (as defined below), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Purchasers. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Shares, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase the Shares and the Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares shall be made at the closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”). The Closing shall occur via “Delivery Versus Payment” (“DVP”), i.e., on the Closing Date, the Company shall issue the Shares directly to the account designated by the Placement Agent and, upon receipt of such Shares, the Placement Agent shall electronically deliver such Shares to the applicable Purchaser and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. As compensation for services rendered, the Company shall grant to the Placement Agent the rights described below and pay to the Placement Agent the fees and expenses set forth below:

(i)	a cash fee equal to seven percent 8.0% of the gross proceeds received by the Company from the sale of the Shares at the Closing;

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(ii)

for a period of five (5) months from the Closing, the Company grants the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt and loans against tax credits) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such five (5) month period of the Company, or any successor to or any subsidiary of the Company (a “Subsequent Offering”). The Company shall not offer to retain any entity or person in connection with any such Subsequent Offering on terms more favorable than terms on which it offers to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Placement Agent shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to the Placement Agent with respect to the offering for which it has offered to retain the Placement Agent, except as otherwise provided for herein; and

(iii)	reimburse the Placement Agent’s accountable expenses, including the Placement Agent’s legal counsel’s legal fees, up to $75,000 minus any amount previously paid by the Company to the Placement Agent as an advance. However, in the event this Agreement shall terminate prior to the consummation of the Offering, the Placement Agent, shall be entitled to reimbursement for actual expenses upon providing reasonable documentation relating to the incurrence of such expenses; provided, however, such expenses shall not exceed the aggregate amount of $40,000, taken together and not individually.

The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(b) The Placement Agent’s engagement hereunder shall become effective on the date hereof and shall continue until the earlier of (i) the Closing Date and (ii) December 31, 2023 (the “Termination Date”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under the FINRA Rules, will survive any expiration or termination of this Agreement. All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Offering or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 1 hereof).

(c) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date, unless such representation, warranty or agreement specifies a different date or time, as follows:

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(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement Form S-1 (File No. 333-274582) under the Securities Act, which was filed on September 19, 2023, and declared effective on [___], 2023 for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Purchasers introduced to the Company by Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Shares, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Shares, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, is hereinafter called the “Preliminary Prospectus”; and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “General Disclosure Package” means the Preliminary Prospectus, the Transaction Documents, the final terms of the Offering provided to the Purchasers (orally or in writing), and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus or intends to commence a proceeding for any such purpose.

(b) Assurances. The Original Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Final Prospectus, as of its date, complied or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. The Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement and the Transaction Documents, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (i) have not been filed as required pursuant to the Securities Act or (ii) will not be filed within the requisite time period under the Rules and Regulations. Except for this Agreement and the Transaction Documents, there are no contracts or other documents required to be described in the Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Placement Agent consists solely of: the statements set forth in the “Plan of Distribution” section of the Preliminary Prospectus and the Final Prospectus only insofar as such statements relate to the name of the Placement Agent, the amount of placement agent fees and commissions, and related activities that may be undertaken by the Placement Agent and the “Regulation M,” “Electronic Distribution,” and “Other Relationships” sections of the Prospectus.

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(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the General Disclosure Package.

(d) Authorization; Enforcement. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Transaction Documents and the transactions contemplated pursuant to the General Disclosure Package, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s, or any of its Subsidiaries’, certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to any required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a material adverse effect on: (x) the legality, validity or enforceability of any Transaction Document; (y) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or any Subsidiary; or (z) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (x), (y), or (z), a “Material Adverse Effect”).

(f) Reliance. The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(g) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (“Forward-Looking Statement”) contained in the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(h) Certificates. Any certificate signed by any duly authorized officer of the Company and delivered to the Placement Agent or counsel shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

(i) Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Purchasers in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

(j) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Time of Sale Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

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(k) Certain Fees; FINRA Affiliations. Except as set forth in the Registration Statement and the Final Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Placement Agent’s compensation, as determined by FINRA. Other than payments to the Placement Agent for this Offering, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110 (a “Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period preceding the initial filing of the Registration Statement through the 60-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any Participating Member or its affiliates, except as specifically authorized herein. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s Common Stock or Common Stock Equivalents has any direct or indirect affiliation or association with any Participating Member in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any Participating Member. No Company Affiliate has made a subordinated loan to any Participating Member. No proceeds from the sale of the Shares (excluding placement agent compensation as disclosed in the Registration Statement and the Prospectus) will be paid to any Participating Member, any persons associated with a Participating Member or an affiliate of a Participating Member. Except as disclosed in the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Placement Agent within the 180-day period prior to the initial filing date of the Prospectus. Except for securities issued to the Placement Agent as disclosed in the Prospectus, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a Participating Member, is a person associated with a Participating Member or is an affiliate of a Participating Member. No Participating Member in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member, the parent or affiliate of a Participating Member or any person associated with a Participating Member in the aggregate beneficially own 5% or more of the Company’s outstanding subordinated debt or common equity, or 5% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a Participating Member in the Offering, any member of such associated person’s immediate family and any affiliate of a Participating Member in the Offering. When used in this Section 3.1(j) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Placement Agent and Placement Agent Counsel (as defined below) if it learns that any officer, director or owner of 10% or more of the Company’s outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a Participating Member.

(l) Board of Directors. The Board of Directors is comprised of the persons set forth in the Registration Statement and the Prospectus. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market (as defined below). In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(m) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

Section 3. Delivery and Payment. The Closing shall occur at the offices of Blank Rome LLP, located at 1271 Avenue of the Americas, New York, New York 10020 (“Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Placement Agent and the Company, including remotely via electronic transmission). Subject to the terms and conditions hereof and of the Purchase Agreement, at the Closing, payment of the purchase price for the Shares sold on the Closing Date shall be made by Federal Funds wire transfer, against delivery of such Shares, and such Shares shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the Closing Date. Deliveries of the documents with respect to the purchase of the Shares, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

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Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or any prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4(a) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Shares. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

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(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of any Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock for at least three years after the final Closing Date.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the market or exchange on which the Common Stock is listed or quoted for trading (the “Trading Market”) all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Purchasers deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Purchasers. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Purchasers in the Offering.

(j) No Manipulation of Price. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders, has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(l) Publicity. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering. The Company agrees that, until 45 days after the final Closing Date, it will not issue press releases or engage in any other publicity, without Maxim’s prior written consent (not to be unreasonably withheld), other than normal and customary releases issued in the ordinary course of the Company’s business. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any other publicity required by law, except that including the name of the Placement Agent therein shall require the prior written consent of the Placement Agent.

(m) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

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(n) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with the FINRA Rules, the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

(o) Trading Market. The Company will use its best efforts to maintain the listing of its Common Stock on the Trading Market for a period of at least three years after the Closing Date.

(p) Engagement of Professionals. The Company will retain a nationally recognized, PCAOB registered firm of independent certified public accountants reasonably acceptable to Maxim for a period of at least three years after the Closing Date. The Company will retain a financial printer reasonably acceptable to Maxim to handle the printing and related aspects of the Offering.

(q) Subsequent Equity Sales. From the date hereof until six (6) months after the final Closing Date, the Company shall not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the Final Prospectus or in connection with any employee benefit plan (the “Lock-Up Period”). In addition, from the date hereof until six (6) months after the final Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement. Notwithstanding the foregoing, this Section 4(q) shall not apply in respect of an Exempt Issuance (as defined in the Purchase Agreement), except that no Variable Rate Transaction shall be an Exempt Issuance.

(r) Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(s) FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 10% or greater shareholder of the Company or Person that received the Company’s unregistered equity securities in the past one hundred eighty (180) days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the 60-day period after the Effective Date.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof and in the Purchase Agreement, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. At the pricing of the Offering and at the Closing, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a cold “comfort letter” and a bring-down “comfort letter”, respectively, from Frazier & Deeter, LLC, the current independent registered public accounting firm of the Company, addressed to the Placement Agent, dated as of the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Placement Agent. The letter shall disclose no change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Shares as contemplated by such Prospectus.

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(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and, prior to the date hereof, FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

 (c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Shares, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Change”).

(e) Opinion of Counsel for the Company. The Placement Agent shall have received on the Closing Date the favorable written opinion and negative assurance letter of (i)  Burns & Levinson LLP, legal counsel to the Company, addressed to the Placement Agent, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Placement Agent and the Placement Agent’s counsel. The Placement Agent shall have received on the Closing Date a certificate of the Company, in form and substance reasonably satisfactory to the Placement Agent and the Placement Agent’s counsel, certifying to certain regulatory matters contained in the Prospectus, and a certificate of the Company, in form and substance reasonably satisfactory to the Placement Agent and the Placement Agent’s counsel, certifying to certain intellectual property matters.

(f) Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, the Final Prospectus, the Transaction Documents and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement and the Purchase Agreement are true and correct as if made on and as of the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Final Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

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(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and the Final Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) Secretary’s Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Secretary of the Company, in a form reasonably satisfactory to the Placement Agent.

(h) Chief Financial Officer’s Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Financial Officer of the Company, in a form reasonably satisfactory to the Placement Agent.

(i) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing except as disclosed in any Prospectus.

(j) Lock-Up Agreements. On the Closing Date, the Placement Agent shall have received the executed lock-up agreement, in the form attached hereto as Exhibit A, from each of the directors and officers and any holder of 10% or more of the outstanding Common Stock.

(k) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 1(a), 7 and 8 shall at all times be effective and shall survive such termination.

Section 6. Further Agreements.

(a) Other Activities. The Company acknowledges that the Placement Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor or investment banker to other companies in the industry in which the Company is involved. The Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of the Placement Agent or of any member, manager, officer, employee, agent or representative of the Placement Agent, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of the Placement Agent to render services of any kind to any other corporation, firm, individual or association; provided that the Placement Agent and any of its members, managers, officers, employees, agents or representatives shall not use the Information to the detriment of the Company.

(b) Placement Agent Introductions. Upon Closing of the Offering, or if the Termination Date is prior to the Closing of the Offering (other than a termination for “Cause”), then if within twelve (12) months following such time, the Company completes any financing of equity, equity-linked, or debt financing, or any other capital raising activity with, or receives any proceeds from any of the investors contacted or introduced to the Company by the Placement Agent, then the Company will pay the Placement Agent upon the closing of such financing or receipt of proceeds the compensation equivalent to that set forth in Section 1(a) hereof.

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Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any action, suit, inquiry, notice of violation, proceeding or investigation (collectively, an “Action”), whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Incorporated Document, or any Prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Shares in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

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(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement and the Purchase Agreement, as applicable, will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Attention: Clifford A. Teller, Co-President

Email: cteller@maximgrp.com

With a copy to:

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Leslie Marlow, Esq. or Patrick J. Egan, Esq.

Email: leslie.marlow@blankrome.com or patrick.egan@blankrome.com

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If to the Company:

Sonoma Pharmaceuticals, Inc.

5445 Conestoga Court, Suite 150

Boulder, Colorado 80301

Attention: Amy Trombly

Chief Executive Officer

Email: amy@tromblybusinesslaw.com

With a copy to:

Burns & Levinson LLP

125 High Street

Boston, Massachusetts 02110-1624

Attention: Andrew J. Merken, Esq.

Email: amerken@burnslev.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(b) Notwithstanding anything herein to the contrary, the engagement letter, dated August 31, 2023 (“Engagement Agreement”), between the Company and the Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(c) The Company acknowledges that in connection with the offering of the Shares: (i) the Placement Agent’s responsibility to the Company is solely contractual and commercial in nature, (ii) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (iii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iv) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MAXIM GROUP LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

SONOMA PHARMACEUTICALS, INC.

By:
	Name:	Amy Trombly
	Title:	Chief Executive Officer

[Signature Page to Placement Agency Agreement]

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Exhibit A

Form of Lock-Up Agreement

______, 2023

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Re: Sonoma Pharmaceuticals, Inc.—Proposed Offering of Common Stock

Ladies and Gentlemen:

The undersigned, a holder of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), or rights to acquire shares of Common Stock, of Sonoma Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), understands that you (“Maxim”) propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) providing for the offer and sale (the “Offering”) of the Shares and potentially other securities of the Company (the “Securities”) pursuant to a registration statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission (the “SEC”). The Securities may also be directly issued by the Company pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Placement Agency Agreement.

In consideration of the Maxim’s agreement to enter into the Placement Agency Agreement and to proceed with the Offering of the Securities, and the Purchasers’ agreement to enter into the Purchase Agreement and proceed with the purchase of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, Maxim and the Purchasers that, without the prior written consent of Maxim, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, hypothecate, pledge, lend, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned as of the date of the Placement Agency Agreement or acquired by the undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations) of options or warrants to purchase shares of Common Stock; provided that any shares of Common Stock received upon such exercise, conversion or exchange will be subject to this Lock-Up Period, the transfer, sale or other disposition of any shares of Common Stock held by the undersigned or issued or issuable pursuant to the Company’s equity incentive plans upon the exercise of any stock options or upon the vesting of any other equity-based awards held by the undersigned through the net issuance by the Company of shares of Common Stock, a broker-assisted cashless exercise or otherwise, in each case in order to satisfy any tax obligations due as a result of such exercise or vesting; provided, that if any filing is required under Section 16(a) of the Exchange Act in connection with such exercise, vesting or disposition, such filing shall include a statement to the effect that such filing is the result of the exercise or vesting of equity-based securities pursuant to the Company’s equity incentive plans. The Lock-Up Period will commence on the date of this Lock-up Agreement and continue and include the date that is six (6) months after the closing of the Offering.

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In addition, the undersigned further agrees that during the Lock-Up Period the undersigned will not, without the prior written consent of Maxim: (a) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (b) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,
(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,
(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,
(iv)	if the undersigned is a trust, to the beneficiary of such trust,
(v)	to the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act) or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates;
(vi)	if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Relevant Securities to any shareholder, partner or member of, or owner of similar equity interests in, such entity, as the case may be;
(vii)	by testate or intestate succession,
(viii)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,
(ix)	if such Relevant Securities are acquired in open market transactions after the completion of the Company’s initial public offering (provided, that this subsection (ix) shall not apply where any Section 16(a) filing reporting a reduction in beneficial ownership is required to be made by the Company or the undersigned, and provided further that no such filing shall be voluntarily made during the Lock-Up Period); or
(x)	if the undersigned is or was an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company, or
(xi)	pursuant to the Securities Purchase Agreement;

provided, in the case of clauses (i)-(xi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with Maxim and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to Maxim promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Lock-Up Agreement is terminated in accordance with its terms. In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the undersigned from exercising any stock option or other award under the Company’s equity-based incentive plan or warrants, or converting any notes or preferred stock.

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For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

The undersigned, whether or not participating in the Offering, understands that Maxim is entering into the Placement Agency Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

[Signature page follows]

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This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature: _______________________________

Name (printed):

Title (if applicable):

Entity (if applicable):

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